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SECTION 906 CERTIFICATION

BY THE

MANAGING DIRECTOR & CHIEF FINANCIAL OFFICER

In connection with this amendment to the Annual Report of KLM Royal Dutch Airlines (the "Company") on Form 20-F for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert A. Ruijter, the Managing Director and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C., section 1350, that to my knowledge:

(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Date: August 31, 2004

ROBERT A. RUIJTER
Managing Director & Chief Financial Officer

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